Exhibit 99.1

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Unaudited Pro Forma Balance Sheet as of October 7, 2022	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

F-1

QOMOLANGMA ACQUISITION CORP.

PRO FORMA BALANCE SHEET

	October 4,	Pro Forma Adjustments		As Adjusted
	2022	(Unaudited)		(Unaudited)
Assets
Current assets
Cash	$55,264	$558,750	(f)	$325,199
		(200,000)	(g)
		(88,725)	(i)
		(90)	(h)
Prepaid expenses	243,080	—		243,080
Total Current Assets	298,344	269,935		568,279

Investments held in trust account	51,898,750	2,730,000	(a)	53,520,950
		88,725	(b)
		(47,775)	(c)
		(590,000)	(d)
		(558,750)	(f)
Total Assets	$52,197,094	$1,892,135		$54,089,229

Liabilities, Temporary Equity, and Stockholders’ Equity
Current liabilities
Due to related party	$243,750	$(88,725)	(i)	$155,025
Accrued offering costs	685,000	(590,000)	(d)	95,000
Promissory note - related party	200,000	(200,000)	(g)	—
Total Current Liabilities	1,128,750	(878,725)		250,025

Deferred underwriting fee payable	2,000,000	109,200	(c)	2,109,200
Total Liabilities	3,128,750	(769,525)		2,359,225

Commitments and Contingencies

Common stock subject to possible redemption, $0.0001 par value; 16,000,000 shares authorized; 5,000,000 shares issued and outstanding at redemption value	41,108,617	2,310,576	(a)	43,419,193

Stockholders’ Equity
Common stock, $0.0001 par value; 50,000,000 shares Common stock, $0.0001 par value; 16,000,000 shares authorized; 1,587,623 shares issued and outstanding (excluding 5,000,000 shares subject to possible redemption)	170	1	(b)	159
		(12)	(e)
Additional paid-in capital	7,972,683	419,424	(a)	8,323,868
		88,724	(b)
		(156,975)	(c)
		12	(e)
Accumulated deficit	(13,126)	(90)	(h)	(13,216)
Total Stockholders’ Equity	7,959,727	351,084		8,310,811
Total Liabilities, Temporary Equity, and Stockholders’ Equity	$52,197,094	$1,892,135		$54,089,229

The accompanying notes are an integral part of the pro forma financial statement.

F-2

QOMOLANGMA ACQUISITION CORP.

NOTES TO PRO FORMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Qomolangma Acquisition Corp. (the “Company”) as of October 7, 2022, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on October 7, 2022 as described below.

On October 4, 2022, the Company consummated its initial public offering (“IPO”) of 5,000,000 units (the “Units”). Each Unit consists of one share of common stock, $0.0001 par value (“Common Stock”), one redeemable warrant entitling the holder thereof to purchase one share of Common Stock at a price of $11.50 per share and one right to receive one-tenth (1/10) of a share of Common Stock upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with Qomolangma Investments LLC (the “Sponsor”) of 260,500 units (the “Private Units”), generating total gross proceeds of $2,605,000.

The Company granted the underwriter a 45-day option to purchase up to an additional 750,000 Units at the IPO price to cover over-allotments, if any. On October 4, 2022, the underwriters partially exercised the over-allotment option to purchase 273,000 Units (“Over-Allotment Option Units”) at $10.00 per Unit was closed on October 7, 2022 generating total gross proceeds of $2,730,000. On October 7, 2022, simultaneously with the sale of the over-allotment option Units, the Company consummated the private placement of an additional 8,872.50 Private Units generating gross proceeds of $88,725.

A total of $53,520,950 ($10.15 per Unit) of the net proceeds from the sale of Units in the IPO (including the Over-Allotment Option Units) and the Private Placements on October 4, 2022 and October 7, 2022, were placed in a trust account with American Stock Transfer& Trust acting as trustee.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Investments held in trust account	$2,730,000
	Common stock subject to possible redemption		$2,310,576
	Additional paid-in capital		$419,424
	To record sale of 273,000 Over-allotment Units at $10.00 per Unit

(b)	Investments held in trust account	$88,725
	Common stock		$1
	Additional paid-in capital		$88,724
	To record sale of 8,872.50 Additional Private Units at $10.00 per Unit

(c)	Additional paid-in capital	$156,975
	Investments held in trust account		$47,775
	Deferred underwriting fee payable		$109,200
	To record payment of cash underwriting fee and deferred underwriting fee arising from sale of Over-allotment Units

(d)	Accrued offering costs and expenses	$590,000
	Investments held in trust account		$590,000
	To record payment of accrued offering costs

(e)	Common stock	$12
	Additional paid-in capital		$12
	To record forfeiture of founder shares

(f)	Cash	$558,750
	Investments held in trust account		$558,750
	To record net amount received from Trust Account after closing

(g)	Promissory note – related party	$200,000
	Cash		$200,000
	To record repayment of promissory note from the Sponsor

(h)	Bank service charge	$90
	Cash		$90
	To record bank service charge

(i)	Due to related party	$88,725
	Cash		$88,725
	To record payment to the Sponsor

F-3